EXHIBIT 3.2

Secretary of State ,Corporations Section

MUST BE TYPED                                               for office use only
FILING FEE: $25.00
MUST SUBMIT TWO COPIES                                [stamp:20001043458  $40.00
                                                      Secretary of State
[stamp: CHANGE OF NAME]                               03-01-200 13:34:54]

Please include a typed
self addressed envelope

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:               The name of the corporation is   Pet Health Systems, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on February 28, 2000, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:
               ________ No shares have been issued or Directors Elected - Action by Incorporators

________ No shares have been issued but Directors Elected - Action by Directors

___X___ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

________ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD:         If changing  corporate name, the new name of the corporation is :
               Incubate This! Inc.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effect, as is follows:

If these amendments are to have a delayed effective date, please list that date:___________ (Not exceed ninety (90) days from the date of filing)

                                           Pet Health Systems, Inc.
                                           Signature /s/ (illegible)
                                           Title President

                                                                    Revised 7/95